UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013 (December 13, 2013)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-54309	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Tara Boulevard, Suite 200, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362 Ext. 205

1810 E. Sahara Ave. Suite 111 Las Vegas, NV 89104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2013, the registrant filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a one-for-five (1:5) reverse split of its common stock. The Certificate of Amendment will become effective at 5:00 p.m. EST on December 26, 2013.

As described in the Company's Definitive Information Statement filed with the Securities and Exchange Commission on December 5, 2013, on November 22, 2013 the registrant’s board of directors and stockholders owning a majority of the shares of the registrant’s outstanding common stock approved an amendment to the registrant’s certificate of incorporation to effect a reverse stock split of the registrant’s common stock, at a ratio of one-for-three (1:3) to one-for-seven (1:7), or not at all. On December 11, 2013, the board of directors determined to effect a one-for-five (1:5) reverse stock split ratio and authorized the implementation of the reverse stock split.

As a result of the reverse stock split, every five (5) shares of the registrant’s pre-reverse split common stock will be combined and reclassified into one (1) share of common stock. Beginning with the opening of trading on December 27, 2013, the registrant’s common stock will trade on the OTCQB on a reverse stock split adjusted basis with the new CUSIP number of 784589 202 and it will trade on the OTCQB with a "D" added to the symbol (SMTPD), for 20 trading days beginning December 27, 2013 to designate that it is trading on a post-reverse split basis, and will resume trading under the symbol "SMTP" after the 20-trading day period has expired.

No fractional shares will be issued in connection with the reverse stock split. In accordance with the Certificate of Amendment, the registrant’s stockholders who would have otherwise been due a fractional share will receive a full share. Proportional adjustments will be made to the registrant’s outstanding warrants, stock options and other equity awards and to the registrant’s equity compensation plans to reflect the reverse stock split.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 17, 2013, 2013 the registrant issued a press release announcing the one-for-five (1:5) reverse split of its common stock.

The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

On December 11, 2013, the registrant moved its principal executive offices to 1 Tara Boulevard, Suite 200, Nashua, New Hampshire 03062.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

3.1

Certificate of Amendment to Certificate of Incorporation

99.1

Press release dated December 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Jonathan M. Strimling
Jonathan M. Strimling,
Chief Executive Officer

Dated: December 17, 2013